                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    CHILDREN'S COMPREHENSIVE SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    [CHILDREN'S COMPREHENSIVE SERVICES LOGO]


                         3401 West End Avenue, Suite 400
                           Nashville, Tennessee 37203

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON WEDNESDAY, NOVEMBER 15, 2000

                                 --------------


         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Children's Comprehensive Services, Inc. (the "Company"), will be held at 3401 West End Avenue, Nashville, Tennessee, on Wednesday, November 15, 2000, at 9:00 a.m., local time, for the following purposes:

         (1) To elect six directors to serve until the next Annual Meeting and until their successors are duly elected and qualified;

         (2) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2001 fiscal year; and

         (3) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on September 26, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the meeting.


                                    By Order of the Board of Directors


                                    /s/ John C. Edmunds
                                    --------------------------------------------
                                    John C. Edmunds
                                    Secretary

Nashville, Tennessee
October 17, 2000

YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                     CHILDREN'S COMPREHENSIVE SERVICES, INC.

                         3401 West End Avenue, Suite 400
                           Nashville, Tennessee 37203

                                 --------------

                                 PROXY STATEMENT

                                 --------------

         The accompanying proxy is solicited by the Board of Directors of Children's Comprehensive Services, Inc. (the "Company ") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on November 15, 2000, at 9:00 a.m., local time, at 3401 West End Avenue, Nashville, Tennessee, and any adjournments thereof, notice of which is attached hereto.

         This Proxy Statement and the Company's Annual Report to shareholders for the fiscal year ended June 30, 2000 (the "Annual Report") have been mailed on or about October 17, 2000, to all shareholders of record on September 26, 2000.

         The purposes of the Annual Meeting are: to elect six directors; to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the next fiscal year; and to transact such other business as may properly be brought before the meeting.

         A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before the shares subject to it are voted by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, and the proxy is signed and returned, such shares will be voted FOR the election of all director nominees and FOR the approval of Ernst & Young LLP.

         The proxies being solicited hereby are being solicited by the Company. The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. However, if any other matter does come before the meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and also may be made by the Company's regular officers or employees personally or by telephone or facsimile. The Company does not anticipate paying any compensation to any party other than its regular employees for the solicitation of proxies, but may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

                    VOTING STOCK OUTSTANDING AND SHAREHOLDERS

         The Board of Directors has fixed the close of business on September 26, 2000 as the record date for the Annual Meeting (the "Record Date"). The Company's only outstanding class of securities is its $.01 par value common stock ("Common Stock"). On the Record Date, the Company had outstanding 7,184,141 shares of Common Stock. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Shareholders will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy authorized in writing.

                                     VOTING

         The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person at the Annual Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. An affirmative vote of a plurality of the shares represented and voting in person or by proxy at the meeting is required for the election of directors. The ratification of the Company's selection of independent auditors, and any other business as may properly come before the meeting or any adjournments thereof, will be approved if the votes cast in favor of such proposal exceed the votes cast against such proposal.

           Under applicable securities laws, Tennessee law and the Company's Restated Charter and Bylaws, an abstention or withholding of authority to vote will have no effect on the election of directors or the ratification of the Company's selection of independent auditors, since each of these matters is determined by the number of votes cast. With regard to such matters, however, shares represented at the meeting by proxies containing instructions to abstain, or withholding authority to vote, will nonetheless be counted as present for purposes of determining whether a quorum exists.

         A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker?s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote ") on the non-routine matter. Under Tennessee law and the Company's Restated Charter and Bylaws, broker non-votes will have no impact on the election of directors or the ratification of the Company's selection of independent auditors. Shares represented by a proxy card marked with a non-vote will be counted as present for purposes of determining the existence of a quorum.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         Directors are elected each year to hold office until the next Annual Meeting and until their successors are duly elected and qualified. The Company's Bylaws provide for a minimum of three (3) and a maximum of fifteen (15) directors, the exact number to be set by the Board of Directors. The current Board of Directors consists of six (6) members, all of whom are nominees to be elected as directors at the Annual Meeting. Unless contrary instructions are received, shares represented by proxies will be voted in favor of the election as directors of all the nominees named below. If for any reason any of such nominees is unable to serve, the persons voting the proxy have advised the Company that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that any of these nominees will be unable to be candidates at the Annual Meeting, and therefore, does not at this time have any substitute nominees under consideration. The information relating to the six nominees set forth below has been furnished to the Company by the individuals named.

         The directors shall be elected by a plurality of the votes cast in the election by holders of the Common Stock represented and entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

                                    DIRECTORS

         NAME                      AGE       POSITION(S) WITH COMPANY            DIRECTOR SINCE
         ----                      ---       ------------------------            --------------
William J Ballard                  58      Chairman, Chief Executive Officer     May 1993
                                           and Director

Amy S. Harrison                    50      Vice Chairman, President, Chief       May 1988
                                           Operating Officer and Director

Martha A. Petrey, Ph.D.            57      Executive Vice President and          May 1988
                                           Director

Thomas B. Clark                    58      Director                              September 1994

Joseph A. Fernandez, Ed.D.         64      Director                              September 1994

David L. Warnock                   42      Director                              September 1994


         Mr. Ballard has served as Chief Executive Officer of the Company since March 1993, as a director since May 1993, and as Chairman of the Board since September 1994. Mr. Ballard also served as President of the Company from March 1993 to February 1996. From May 1992 through March 1993, Mr. Ballard served as Vice President of Cumberland Health Systems, Inc., in connection with its proposed merger with the Company. From June 1990 through May 1992, Mr. Ballard served as Vice President - Finance and Treasurer of the Company. Prior to such time, Mr. Ballard served as President of Paladin Capital, Inc. from March 1988 through May 1990 and as President of Major Safe Co., Inc. from 1973 through 1987.

         Ms. Harrison has served as Vice Chairman of the Company since May 1990, as President since February 1996, as Chief Operating Officer since January 2000 and as a director of the Company since May 1988. From March 1988 through September 1994, Ms. Harrison served as an Executive Vice President of the Company. In 1977, Ms. Harrison founded a group of corporations collectively known as Advocate Schools, and served as an executive officer and a director of those corporations until their acquisition by the Company in March 1988. Ms. Harrison has also served as a consultant to the California State Department of Education and has had numerous state and county appointments.

         Dr. Petrey has served as an Executive Vice President of the Company since March 1988 and as a director since May 1988. Dr. Petrey served as an executive officer and a director of Advocate Schools from 1980 until their acquisition by the Company in March 1988. Dr. Petrey holds a Ph.D. in clinical psychology from the University of South Carolina and is a licensed clinical psychologist with experience in both public and private practice.

         Mr. Clark is President of Pinkerton Consulting & Investigations Division, a division of Pinkerton's, Inc., a security services firm. From October 1994 until July 1997, Mr. Clark was an attorney-at-law in private practice. From January 1994 until October 1994, he served as Executive Vice President-Administration and General Counsel of Genesco Inc., a footwear and apparel manufacturer and retailer. Prior to assuming that position, Mr. Clark served as a partner in the law firm of Boult, Cummings, Conners & Berry in Nashville, Tennessee from 1987 to 1994.

         Dr. Fernandez, retired, served as President of Joseph A. Fernandez & Associates, Inc., an education consulting firm from 1993 until 1999. From June 1993 until June 1996, Dr. Fernandez also served as President and Chief Executive Officer of School Improvement Services, Inc., a provider of consulting services related to school improvement at the state, district or school level. From June 1993 until July 1994, Dr. Fernandez also served as the President of the Council of Great City Schools, a Washington, D.C. based organization representing fifty of the largest urban school districts in the United States. Prior to assuming such positions in 1993, Dr. Fernandez served as Chancellor of the New York City Public Schools from 1990 to 1993 and as Superintendent of the Dade County Public Schools in Miami, Florida from 1987 to 1990. Dr. Fernandez serves as a director of Touchstone Applied Science Associates, Inc., a provider of assessment and instructional products to the education marketplace. Dr. Fernandez holds an Ed.D. from Nova University.

         Mr. Warnock has been a partner at Cahill, Warnock & Company, an investment management company, since June 1995. Prior to joining Cahill, Warnock & Company, Mr. Warnock served as President of T. Rowe Price Strategic Partners II, L.P., the general partner of T. Rowe Price Strategic Partners Fund II, L.P., a principal shareholder of the Company, and as a Vice President of T. Rowe Price Associates, Inc. See "Security Ownership of Certain Beneficial Owners and Management - Certain Beneficial Owners." Mr. Warnock serves as a director on the boards of Environmental Safeguards, Inc., a developer of environmental remediation and recycling technologies, Concorde Career Colleges, Inc., an owner and operator of proprietary, post-secondary institutions offering vocational training, Blue Rhino Corporation, a national provider of propane grill cylinder exchange and Touchstone Applied Science Associates, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's Compensation Committee (the "Compensation Committee") is currently composed of Messrs. Clark and Warnock and Dr. Fernandez. The Compensation Committee, which met three times during the fiscal year ended June 30, 2000, is responsible for review and approval of the Company's executive compensation policies and administers the Company's stock incentive plans. See "Executive Compensation - Compensation Committee Report."

         The Company's Audit Committee (the "Audit Committee") is currently composed of three directors, Messrs. Clark and Warnock and Dr. Fernandez, each of whom are independent of management and the Company. The Audit Committee, which met four times during the fiscal year ended June 30, 2000, reviews the Company's internal accounting controls and systems, the results of the Company's annual audit and the Company's accounting policies and any changes therein. The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the board. The Audit Committee has adopted a written charter, which is included as Appendix A to this Proxy Statement.

         The Nominating Committee, which did not formally meet during the fiscal year ended June 30, 2000, is currently composed of all the members of the Board of Directors. The primary function of the Nominating Committee is to recommend persons to be considered for election to the Board of Directors. In making such recommendation, the Nominating Committee will consider nominations submitted by shareholders to the Secretary of the Company prior to the deadline for shareholder proposals as further described under "Proposals of Shareholders" below.

         During the fiscal year ended June 30, 2000, the Company's Board of Directors met six times. Every incumbent director attended at least seventy-five percent (75%) of the combined total meetings of the Board of Directors and committees of the Board of Directors on which the director served at any time during the fiscal year ended June 30, 2000.

DIRECTOR COMPENSATION

         The Company's non-employee directors receive an annual retainer of $12,000 and reimbursement for expenses. In addition, under the provisions of the Company's 1997 Stock Incentive Plan, the Company's non-employee directors each receive an automatic annual stock option grant to purchase 5,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. The Board of Directors may, in the future, adjust the compensation of directors as it deems advisable and consistent with the best interests of the Company and its shareholders and the financial abilities of the Company.

                               EXECUTIVE OFFICERS

         The following are the current executive officers of the Company.

         NAME                     AGE                POSITION(S) WITH COMPANY
         ----                     ---                ------------------------
William J Ballard                 58     Chairman, Chief Executive Officer and Director

Amy S. Harrison                   50     Vice Chairman, President, Chief Operating Officer and Director

Martha A. Petrey, Ph.D.           57     Executive Vice President and Director

Vicki M. Agee, Ph.D.              61     Vice President

Kathryn Behm Celauro              52     Vice President Customer Relations

John C. Edmunds                   46     Vice President, Secretary and Treasurer

Barbara M. Lonardi                47     Vice President Corporate Resources and Compliance

Francis M. Sauvageau              40     Vice President Business Development

Mary P. Trainor                   54     Vice President

Donald B. Whitfield               48     Vice President Finance and Chief Financial Officer

         The following background information relates to those executive officers who are not also directors. For information regarding the executive officers who are also directors, see "Directors."

         Dr. Agee has served as a Vice President of the Company since September 1995. From July 1991 through September 1995, Dr. Agee served as Senior Vice President and Clinical Director for Youth Services International, Inc. Prior to July 1991, Dr. Agee served as Director of Correctional Services for New Life Youth Services, Inc. Dr. Agee holds a Ph.D. in clinical psychology from the University of Texas and is a licensed clinical psychologist.

         Ms. Celauro has served as a Vice President since November 1993. From April 1993 through October 1993, Ms. Celauro served as a Vice President of Cumberland Health Systems, Inc. From January 1987 through March 1993, Ms. Celauro served in various capacities with the Company, including Senior Vice President, Vice President and Secretary. From September 1985 to January 1987, Ms. Celauro served as Commissioner of Revenue for the State of Tennessee. Prior to that time, she served as legal counsel to the Commissioner of Finance and Administration.

         Mr. Edmunds has served as Vice President, Secretary and Treasurer of the Company since November 1997. From June 1997 to November 1997, he served the Company as a divisional Vice President and Controller. From January 1992 until June 1997, he was employed by Vendell Healthcare, Inc., where he served as Vice President, Secretary and Controller. Mr. Edmunds is a certified public accountant.

         Ms. Lonardi has served as Vice President Corporate Resources and Compliance since June 1997, and served as Regional Vice President of Human Resources and Training for the Company from September 1996 through May 1997. From 1992 to 1996 Ms. Lonardi served as an Assistant Administrator with First Hospital Corporation, and from 1985 to 1992 Ms. Lonardi served as Director of Personnel and Training for the Company.

         Mr. Sauvageau has served as Vice President Business Development of the Company since September 1998 and served as a divisional vice president from June 1997 to September 1998. Mr. Sauvageau was previously employed by Vendell Healthcare, Inc., where he served as Vice President-Development from April 1997 to June 1997 and as a facility administrator from January 1996 to March 1997. From 1994 to 1996 he was President of Pracmanix, a behavioral practice management company.

         Ms. Trainor has served as a Vice President of the Company since 1989. Ms. Trainor served as Administrative Director of Advocate Schools from 1985 to 1988 and joined the Company as Director of Operations, Advocate Schools and Group Homes in March 1988 following the Company's acquisition of Advocate Schools.

         Mr. Whitfield has served as Vice President Finance and Chief Financial Officer of the Company since November 1997. From 1993 to 1997, he served as Vice President Finance, Secretary and Treasurer of the Company. Mr. Whitfield has been employed by the Company since March 1988 in various other capacities, including Controller, Assistant Secretary and Assistant Treasurer. Mr. Whitfield is a certified public accountant.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of September 26, 2000 with respect to those persons known to the Company to be the beneficial owners of more than five percent (5%) of the Common Stock. Unless otherwise noted, the Company has been advised that all of the shares listed below are beneficially owned, and the sole investment and voting power is held, by the person or entity named.

                                             AMOUNT AND
                                             NATURE OF
                                             BENEFICIAL           PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP            OF CLASS
------------------------------------         ---------            --------
T. Rowe Price Associates, Inc. (1)            772,758              10.76%
100 East Pratt Street
Baltimore, Maryland 21202

Goldman Sachs Asset Management (1)            714,246               9.94%
1 New York Plaza
New York, New York 10004

Fleet Boston Corporation (1)                  645,900               8.99%
One Federal Street
Boston, Massachusetts 02110

Dimensional Fund Advisors, Inc. (1)           610,050               8.49%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Wellington Management Company, LLP (1)        525,000               7.31%
75 State Street, 19th Floor
Boston, Massachusetts 02109

Heartland Advisors, Inc. (1)                  460,000               6.40%
789 North Water Street
Milwaukee, Wisconsin 53202

Amy S. Harrison                               364,913 (2)           5.05%
11980 S. Mt. Vernon
Grand Terrace, California 92324

(1) Based on information included in Forms 13F filed with the Securities and Exchange Commission (the "SEC") as of 6/30/00.
(2) Includes 40,334 shares issuable upon exercise of outstanding stock options granted to Ms. Harrison. The shares issuable to Ms. Harrison upon the exercise of these options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by her, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information as of September 26, 2000 with respect to the Common Stock beneficially owned by each director, each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise noted, the Company has been advised that all of the shares listed below are beneficially owned, and the sole investment and voting power is held, by the person named.

                                             AMOUNT AND
                                             NATURE OF
                                             BENEFICIAL           PERCENT
NAME OF BENEFICIAL OWNER                    OWNERSHIP(1)         OF CLASS
------------------------                    ------------         --------
Amy S. Harrison(2)(3)                         364,913               5.05%

Martha A. Petrey, Ph.D.(2)(3)                 343,079               4.75%

William J Ballard(2)(3)                        85,559               1.18%

Thomas B. Clark(2)                             26,000 (4)             *

Joseph A. Fernandez, Ed.D.(2)                  32,328 (5)             *

David L. Warnock(2)                            56,904 (6)             *

Francis M. Sauvageau (3)                        6,062                 *

Alfred J. Smith (3)                            10,600                 *

All Executive Officers and Directors as     1,050,038              14.03%
            a Group (14 persons)

----------

*  Less than one percent

(1) Pursuant to rules of the Securities and Exchange Commission, the shares indicated include the following shares issuable upon exercise of outstanding stock options:

                  Amy S. Harrison                 40,334
                  Martha A. Petrey, Ph.D          38,500
                  William J Ballard               40,334
                  Thomas B. Clark                 25,000
                  Joseph A. Fernandez, Ed.D       25,000
                  David L. Warnock                25,000
                  Francis M. Sauvageau             6,000
                  All Executive Officers and
                       Directors as a Group      294,335

     The shares issuable to each of these persons and to all executive officers and directors as a group upon the exercise of these options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by that person and for all executive officers and directors as a group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.
(2)  Director.
(3)  Named Officer.
(4) Includes 1,000 shares of Common Stock held by the spouse of Mr. Clark, of which Mr. Clark disclaims beneficial ownership.
(5) The shares indicated also include a warrant to purchase 3,858 shares of Common Stock.
(6) Includes 5,000 shares of Common Stock held by Bishops Pond, L.P., an entity in which Mr. Warnock holds sole voting and investment power over the shares.

SECTION 16(A)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to rules promulgated under the Securities Exchange Act of 1934, as amended, the Company's directors, executive officers and any person holding more than ten percent (10%) of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC. These persons also are required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates. Based solely on a review of the reports furnished to the Company and written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors, executive officers and ten percent (10%) holders during the 2000 fiscal year.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below shows information concerning the annual and long-term compensation for services in all capacities to the Company for the past three fiscal years for the Chief Executive Officer and the Company's other four most highly compensated executive officers who were serving as executive officers at June 30, 2000 (collectively, the "Named Officers").

                                                                             Long-Term
                                              Annual Compensation           Compensation
                                        ---------------------------------   ------------
                                                                               Awards
                                                                             ----------
                                                                             Securities
                                                                             Underlying
 Name and Principal Position            Year      Salary ($)    Bonus ($)    Options(#)
 ---------------------------            ----      ----------    ---------    ----------
William J Ballard                       2000       225,000        28,125            --
Chairman, Chief Executive Officer       1999       221,707        25,000       150,000
and Director                            1998       200,000        95,000            --

Amy S. Harrison                         2000       225,000        28,125            --
Vice Chairman, President, Chief         1999       221,707        50,000       150,000
Operating Officer and Director          1998       200,000       100,000        10,000

Martha A. Petrey, Ph.D                  2000       130,000        11,375         5,000
Executive Vice President and            1999       130,000        33,750        10,000
Director                                1998       130,000        45,000         5,000

Alfred J. Smith (1)                     2000       153,500            --            --
Vice President

Francis M. Sauvageau (2)                2000       129,800        11,366         5,000
Vice President                          1999       123,569        12,500         9,000

------------------------------------

(1)   Assumed current position February 2000.
(2)   Assumed current position September 1998.

OPTIONS GRANTS IN LAST FISCAL YEAR

 The table below shows information concerning the grants of stock options pursuant to the 1997 Stock Incentive Plan during the fiscal year ended June 30, 2000 to the Named Officers. No stock appreciation rights have ever been granted by the Company.

                                                                                Potential Realizable
                                                                                  Value at Assumed
                                                                                Annual Rates of Stock
                                                                               Price Appreciation For
                           Individual Grants                                         Option Term
-----------------------------------------------------------------------------    -------------------
                           Number of     % of Total
                          Securities      Options
                          Underlying     Granted to    Exercise
                           Options       Employees      or Base
                           Granted          in           Price     Expiration
           Name              (#)        Fiscal Year     ($/Sh)        Date       5%($)        10%($)
           ----              ---        -----------     ------        ----       -----        ------
William J Ballard(1)        None

Amy S. Harrison(2)          None

Martha A. Petrey, Ph.D      5,000          2.7%          2.855       6/27/10     8,977        22,751

Alfred J. Smith             None

Francis M. Sauvageau        5,000          2.7%          2.855       6/27/10     8,977        22,751

----------------------------

(1) In June 2000, the Compensation Committee, in conjunction with Mr. Ballard, approved the cancellation of previously awarded options to purchase 185,000 shares of Common Stock in order to increase management's ability to award options to certain key employees whose continued commitment to the Company was deemed important to the Company's success.

(2) In June 2000, the Compensation Committee, in conjunction with Ms. Harrison, approved the cancellation of previously awarded options to purchase 175,000 shares of Common Stock in order to increase management's ability to award options to certain key employees whose continued commitment to the Company was deemed important to the Company's success.

AGGREGATED OPTION EXERCISES
IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The table below provides information as to the number of shares acquired during the fiscal year ended June 30, 2000 upon the exercise of outstanding options and the value realized upon exercise. Also reported are the number of shares covered by both exercisable and unexercisable stock options as of June 30, 2000 and the values for the in-the-money options, which represent the spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock of $3.0625.


                                                            Number of Securities      Value of Unexercised
                                                           Underlying Unexercised         In-the Money
                                                                 Options at                Options at
                            Shares                            Fiscal Year-End(#)        Fiscal Year-End($)
                          Acquired on                         ----------------          ------------------
                           Exercise          Value            Exercisable (E)/           Exercisable (E)/
            Name             (#)           Realized($)        Unexercisable(U)           Unexercisable(U)
            ----             ---           -----------        ----------------           ----------------
William J Ballard             --               --                 40,334  E                      -  E
                                                                  16,666  U                      -  U

Amy S. Harrison               --               --                 40,334  E                      -  E
                                                                  16,666  U                      -  U

Martha A. Petrey, Ph.D.       --               --                 36,833  E                      -  E
                                                                  11,667  U                  1,038  U

Alfred J. Smith               --               --                 21,666  E                      -  E
                                                                  13,334  U                      -  U

Francis M. Sauvageau          --               --                  4,000  E                      -  E
                                                                  11,000  U                  1,038  U


------------------------------

         The Company has no long-term incentive plans or defined benefit or actuarial plans covering any employees of the Company as is defined in SEC regulations.

EMPLOYMENT CONTRACTS

         The Company's Chief Executive Officer, William J Ballard, has a four year employment agreement, effective August 1998, with the Company which provides for an annual base salary of $225,000 for fiscal 2000. His salary level is reviewed annually. The agreement renews for successive one year terms on the anniversary date subject to prior written notice of cancellation. The agreement also provides for a severance arrangement in the amount of two years' compensation plus certain other benefits in the event of termination. Mr. Ballard is also eligible for an incentive bonus based on the Company's operating performance in fiscal 2001.

         The Company's President and Chief Operating Officer, Amy S. Harrison, has a four year employment agreement, effective August 1998, with the Company which provides for an annual base salary of $225,000 for fiscal 2000. Her salary level is reviewed annually. The agreement renews for successive one year terms on the anniversary date subject to prior written notice of cancellation. The agreement also provides for a severance arrangement in the amount of two years' compensation plus certain other benefits in the event of termination. Ms. Harrison is also eligible for an incentive bonus based on the Company's operating performance in fiscal 2001.

CERTAIN TRANSACTIONS

         Amy S. Harrison and Martha A. Petrey, Ph.D., who serve as executive officers and directors of the Company, lease certain operating properties to the Company. Payments to Ms. Harrison and Dr. Petrey under these month-to-month rental arrangements totaled $115,000 for the fiscal year ended June 30, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee currently consists of Messrs. Clark and Warnock and Dr. Fernandez. None of the members of the Compensation Committee were officers or employees of the Company or its subsidiaries during the last fiscal year or prior thereto.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee is responsible for review and approval of the Company's executive compensation policies and administers the Company's stock incentive plans. The Company's executive compensation policies are designed to provide competitive levels of compensation, while integrating total compensation with Company performance. Accordingly, the Company's executive compensation program has three primary components: base salary, annual bonus, and stock option awards.

         The Compensation Committee approves salary and bonus ranges. Bonus awards are tied directly to the achievement of certain personal goals and specified operating results. The specific criteria for awarding bonuses and the amounts of such bonuses, based on the attainment of a combination of personal goals and targeted levels of earnings, are determined by the Compensation Committee. For the fiscal year ended June 30, 2000, the executive officers of the Company received performance bonuses which aggregated $110,804 based on the achievement of personal goals. As the targeted level of overall corporate earnings was not met, related bonuses based on this criteria were not paid.

         The Compensation Committee believes that stock options are an excellent means for compensating employees because options tend to reward their holders for long-term market performance of the Common Stock. The Company generally grants options with exercise prices equal to the market price on the date of the grant, and the options are exercisable over a ten-year period. In the fiscal year ended June 30, 2000, the Company granted options to purchase an aggregate of 34,000 shares of Common Stock to executive officers in recognition of their prior service to the Company and as an incentive to such officers to more closely align their interests with the Company's shareholders and promote the Company's long-term success.

         The Company's Chief Executive Officer, William J Ballard, has a four-year employment agreement with the Company which was executed in August 1998. The Compensation Committee believes that Mr. Ballard's base salary of $225,000 for fiscal 2000 is competitive with the base salary of other chief executive officers of comparably sized companies. Mr. Ballard's fiscal 2000 bonus reflected the attainment of certain personal goals, but did not reflect any amount related to the attainment of the targeted level of overall corporate earnings. Mr. Ballard is eligible for an incentive bonus based on the Company's operating performance in fiscal 2001. In June 2000, the Compensation Committee, in conjunction with Mr. Ballard, approved the cancellation of previously awarded options to purchase 185,000 shares of Common Stock in order to increase management's ability to award options to certain key employees whose continued commitment to the Company was deemed important to the Company's success. The Compensation Committee believes that the compensation package offered to Mr. Ballard is appropriate in relation to compensation packages for similarly situated officers of publicly held companies.

         The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA") and to seek to qualify the Company's long-term compensation awards as performance-based compensation excluded from the $1,000,000 limit. Under the regulations, executive compensation pursuant to the 1997 Stock Incentive Plan should qualify as performance-based compensation and therefore be excluded from the $1,000,000 limit. The Company currently anticipates that the compensation of its executive officers will be deductible under Section 162(m) because executive officer compensation is presently below the $1,000,000 limit and because the Company intends to continue to utilize performance based compensation in future periods.

         The tables set forth under "Executive Compensation" and the accompanying narrative and footnotes reflect the decisions covered by the above discussion.

Thomas B. Clark
Joseph A. Fernandez, Ed.D.
David L. Warnock

                             STOCK PERFORMANCE GRAPH

         The following graph demonstrates the cumulative total return to shareholders of the Common Stock during the previous five years in comparison to the cumulative total return on the Nasdaq Stock Market (U.S. Companies) and a select peer group of companies. The peer group consists of companies whose primary business includes providing education, treatment or juvenile justice services to at-risk and troubled youth, specifically: Cornell Companies, Inc., Correctional Services Corporation, Ramsay Youth Services, Inc. and ResCare, Inc. (collectively, "Peer Group"). The Peer Group consists of those companies against which the Company's performance is generally compared in industry analyst reports. The cumulative total return basis assumes reinvestment of dividends.


                                            6/30/95  6/28/96  6/30/97  6/30/98  6/30/99  6/30/00
                                            -------  -------  -------  -------  -------  -------
Children's Comprehensive Services, Inc.      100.0    441.0    289.7    305.1    142.3     62.8
Nasdaq Stock Market                          100.0    128.4    156.1    205.5    295.6    436.8
Peer Group                                   100.0    162.2    135.1    176.7    169.3     54.3


* Peer Group index was prepared by the Center for Research in Securities Prices, The University of Chicago Graduate School of Business.

               PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for the 2001 fiscal year, subject to approval by the shareholders. Ernst & Young LLP has served as the Company's independent auditors since its inception in July 1985. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions.

         This proposal will be adopted if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

                            PROPOSALS OF SHAREHOLDERS

         Shareholders intending to submit proposals for presentation at the fiscal 2001 Annual Meeting of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to John C. Edmunds, Secretary, Children's Comprehensive Services, Inc., 3401 West End Avenue, Suite 400, Nashville, Tennessee 37203. Proposals must be in writing, must be received by the Company prior to June 24, 2001 and must satisfy the other requirements of the federal securities laws. In the event that a proposal intended to be presented for action at the 2001 Annual Meeting by any shareholder of the Company is not received prior to September 2, 2001, then the management proxies will be permitted to use their discretionary voting authority with respect to that proposal, whether or not the proposal is discussed in the Proxy Statement. Proposals should be sent to the Company by certified mail return receipt requested.


                                    By Order of the Board of Directors


                                    /s/ John C. Edmunds
                                    --------------------------------------------
                                    John C. Edmunds
                                    Secretary

                                              Appendix A to 2000 Proxy Statement

                     CHILDREN'S COMPREHENSIVE SERVICES, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                             AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the board of directors to be known as the audit committee ("audit committee" or "committee"). This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the committee,) and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention within the scope of its duties with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should oversee management's efforts to take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

- The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

- The committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

- The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

- The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                    CHILDREN'S COMPREHENSIVE SERVICES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON WEDNESDAY, NOVEMBER 15, 2000

    The undersigned hereby appoints William J Ballard and John C. Edmunds and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of Children's Comprehensive Services, Inc. (the "Company"), to be held on Wednesday, November 15, 2000, at 3401 West End Avenue, Nashville, Tennessee, at 9:00 a.m., local time, and any adjournments thereof.

(1) ELECTION OF DIRECTORS:

    [ ] FOR all of the following nominees (except as indicated to the contrary below):

    William J Ballard, Amy S. Harrison, Martha A. Petrey, Ph.D., Thomas B. Clark, Joseph A. Fernandez, Ed.D., and David L. Warnock.

    [ ] AGAINST the following nominee(s); (please print name(s)):

    ----------------------------------------------------------------------------

    [ ] WITHHOLD AUTHORITY (ABSTAIN) to vote for the following nominee(s); (please print name(s)):

    ----------------------------------------------------------------------------

    [ ] AGAINST all nominees

    [ ] WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees.

(2) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2001 fiscal year.

  [ ]  FOR                [ ]  AGAINST                [ ]  WITHHOLD AUTHORITY
                                                               (ABSTAIN)

(3) In their discretion on any other matter which may properly come before the meeting or any adjournment thereof.

                    (PLEASE DATE AND SIGN THIS PROXY BELOW.)

    Your shares will be voted in accordance with your instructions. If no choice is specified, your shares will be voted FOR the nominees in the election of directors and FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the 2001 fiscal year.

                                            Date:                         , 2000
                                                  ------------------------

                                            PLEASE SIGN HERE AND RETURN PROMPTLY

                                            ------------------------------------

                                            ------------------------------------

                                            Please sign exactly as your name
                                            appears at left. If registered in
                                            the names of two or more persons,
                                            each should sign. Executors,
                                            administrators, trustees,
                                            guardians, attorneys, and
                                            corporate officers should show
                                            their full titles.

--------------------------------------------------------------------------------

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